EXHIBIT 99.5

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 16, 2013, Rose Rock Midstream, L.P. (“RRMS”) purchased from SemGroup Corporation (“SemGroup”) a one-third interest in SemCrude Pipeline, L.L.C. (“SCPL”), a subsidiary of SemGroup, in exchange for cash, limited partner common units and an increase in the capital account of the general partner, pursuant to a Contribution Agreement entered into on December 12, 2013. This transaction increased RRMS’ membership interest in SCPL to two-thirds. RRMS had acquired its initial one-third ownership interest through a similar transaction on January 11, 2013. Subsequent to the December 16, 2013 transaction, RRMS will consolidate SCPL and reflect a one-third noncontrolling interest representing the membership interest retained by SemGroup.

The accompanying unaudited pro forma condensed consolidated financial statements of RRMS have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the transaction with SemGroup as if it had occurred on September 30, 2013. The accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 reflects the December 16, 2013 transaction with SemGroup as if it had occurred on January 1, 2012. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 reflects the January 11, 2013 and December 16, 2013 transactions as if they had occurred on January 1, 2012. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma condensed consolidated financial statements refer to RRMS and its subsidiaries.

These unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2013 and our annual report on Form 10-K for the year ended December 31, 2012. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.

These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations or financial position would have been if the transaction(s) had occurred on the dates assumed, nor are they necessarily indicative of our future operating results or financial position. However, the pro forma adjustments shown in these unaudited pro forma condensed consolidated financial statements reflect estimates and assumptions that we believe to be reasonable.

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2013

(in thousands, except unit amounts)

	as of September 30, 2013
	Historical	Pro Forma adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,914	$8	(a)	$1,922
Accounts receivable	257,901	—		257,901
Receivable from affiliates	178	—		178
Inventories	32,720	—		32,720
Other current assets	1,587	—		1,587

Total current assets	294,300	8		294,308

Property, plant and equipment (net of accumulated depreciation of $45,657 at September 30, 2013)	313,193	—		313,193
Equity method investment	77,449	150,627	(a)	228,076
Goodwill	27,261	—		27,261
Other intangible assets (net of accumulated amortization of $258 at September 30, 2013)	5,760	—		5,760
Other noncurrent assets, net	4,776	—		4,776

Total assets	$722,739	$150,635		$873,374

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$237,010	$—		$237,010
Payable to affiliates	6,298	191	(a)	6,489
Accrued liabilities	7,426	—		7,426
Other current liabilities	3,757	—		3,757

Total current liabilities	254,491	191		254,682

Long-term debt	85,043	173,138	(b)	258,181
Commitments and contingencies
Rose Rock Midstream, L.P. partners’ capital:
Common units – public (13,753,872 units issued and outstanding at September 30, 2013)	252,360	(90,613	)(c)	161,747
Common units – SemGroup (2,889,709 units issued and outstanding at September 30, 2013)	53,598	25,528	(c)	79,126
Subordinated units – SemGroup (8,389,709 units issued and outstanding at September 30, 2013)	51,304	(55,468	)(c)	(4,164)
Class A units—SemGroup (1,250,000 units issued and outstanding at September 30, 2013)	18,008	23,868	(c)	41,876
General partner	7,935	(1,973	)(c)	5,962

Total Rose Rock Midstream, L.P. partners’ capital	383,205	(98,658)		284,547

Noncontrolling interests in consolidated subsidiaries	—	75,964	(a)	75,964

Total equity	383,205	(22,694)		360,511

Total liabilities and equity	$722,739	$150,635		$873,374

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2013

(in thousands, except per unit amounts)

	Nine Months Ended September 30, 2013
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$473,594	$—		$473,594
Service	40,891	—		40,891
Other	—	—		—

Total revenues	514,485	—		514,485
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	446,507	—		446,507
Operating	20,473	—		20,473
General and administrative	9,961	11	(d)	9,972
Depreciation and amortization	11,327	—		11,327

Total expenses	488,268	11		488,279

Earnings from equity method investment	10,431	21,455	(d)	31,886

Operating income	36,648	21,444		58,092
Other expenses:
Interest expense	6,121	5,194	(e)	11,315
Other expense (income)	(12)	—		(12)

Total other expenses	6,109	5,194		11,303

Net income	30,539	16,250	(d)	46,789
Less: net income attributable to noncontrolling interests	—	10,625	(d)	10,625

Net income attributable to partners	$30,539	$5,625		$36,164

Net income allocated to general partner	$850	$112	(f)	$962
Net income allocated to common unitholders	$18,329	$3,439	(f)	$21,768
Net income allocated to subordinated unitholders	$11,323	$1,569	(f)	$12,892
Net income allocated to Class A unitholders	$37	$505	(f)	$542
Earnings per limited partner unit:
Common unit (basic)	$1.46			$1.55
Common unit (diluted)	$1.45			$1.54
Subordinated unit (basic and diluted)	$1.35			$1.54
Class A unit (basic and diluted)	$0.03			$0.22
Basic weighted average number of limited partner units outstanding:
Common units	12,587	1,500	(g)	14,087
Subordinated units	8,390	—		8,390
Class A units	1,200	1,250	(g)	2,450
Diluted weighted average number of limited partner units outstanding:
Common units	12,621	1,500	(g)	14,121
Subordinated units	8,390	—		8,390
Class A units	1,200	1,250	(g)	2,450

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2012

(in thousands, except per unit amounts)

	Year Ended December 31, 2012
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$576,158	$—		$576,158
Service	44,318	—		44,318
Other	(59)	—		(59)

Total revenues	620,417	—		620,417
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	546,966	—		546,966
Operating	23,302	—		23,302
General and administrative	12,083	2	(h)	12,085
Depreciation and amortization	12,131	—		12,131
Gain on disposal	—	(3,500	)(h)	(3,500)

Total expenses	594,482	(3,498)		590,984

Earnings from equity method investment	—	36,439	(h)	36,439

Operating income	25,935	39,937		65,872
Other expenses:
Interest expense	1,912	13,441	(e)	15,353
Other expense (income)	69	—		69

Total other expenses	1,981	13,441		15,422

Net income	23,954	26,496	(h)	50,450
Less: net income attributable to noncontrolling interests	—	13,312	(h)	13,312

Net income attributable to partners	$23,954	$13,184		$37,138

Net income allocated to general partner	$479	$264	(f)	$743
Net income allocated to common unitholders	$11,737.5	$8,286	(f)	$20,024
Net income allocated to subordinated unitholders	$11,737.5	$3,861	(f)	$15,599
Net income (loss) allocated to Class A unitholders	$—	$773	(f)	$773
Earnings per limited partner unit:
Common unit (basic)	$1.40			$1.50
Common unit (diluted)	$1.40			$1.49
Subordinated unit (basic and diluted)	$1.40			$1.86
Class A unit (basic and diluted)	$—			$0.31
Basic weighted average number of limited partner units outstanding:
Common units	8,390	5,000	(g)	13,390
Subordinated units	8,390	—		8,390
Class A units	—	2,500	(g)	2,500
Diluted weighted average number of limited partner units outstanding:
Common units	8,406	5,000	(g)	13,406
Subordinated units	8,390	—		8,390
Class A units	—	2,500	(g)	2,500

These pro forma financial statements do not include the impact of $1.4 million of transaction related costs.

(a) Represents adjustments to consolidate SemCrude Pipeline, L.L.C. at September 30, 2013. In January 2013, RRMS purchased a one-third interest in SemCrude Pipeline, L.L.C. The purchase of an incremental one-third gives RRMS a controlling two-thirds interest in SemCrude Pipeline, L.L.C. Therefore, SemCrude Pipeline, L.L.C. will be consolidated by RRMS with a one-third noncontrolling interest. The sale of the interest in SemCrude Pipeline, L.L.C. is a transaction between SemGroup and its consolidated subsidiary, RRMS, and is accounted for as a transaction between entities under common control. Therefore, the assets received by RRMS are recorded at the parent company book value and any excess purchase price is treated as an equity transaction.

(b) RRMS borrowed $173.1 million on its revolving credit facility to fund the purchase.

(c) Partners’ capital accounts reflect the issuance of 1.5 million limited partner common units valued at $54.5 million to SemGroup (based on December 11, 2013 closing price of $36.30), 1.25 million Class A units for $40.3 million ($36.30 per unit discounted for the expected forbearance period) to SemGroup and a general partner contribution of $1.9 million to maintain its 2% ownership interest and a reduction of equity of $193.9 million shared pro-rata by the owners, which represents the excess of the purchase price of the one-third interest in SemCrude Pipeline, L.L.C. in excess of the book value at September 30, 2013.

(d) Represents adjustment to consolidate SemCrude Pipeline, L.L.C. for the nine months ended September 30, 2013 and reflect a one-third noncontrolling interest for the ownership retained by SemGroup.

(e) Interest expense adjustment for nine months ended September 30, 2013 assumes that debt incurred in the purchase of the one-third interest in SemCrude Pipeline, L.L.C. was outstanding since January 1, 2012 at a rate of 4.0%, based on the initial borrowing rate at close of the transaction. Interest expense adjustment for the year ended December 31, 2012 assumes that debt incurred in the January 11, 2013 transaction of $130.3 million and the December 13, 2013 transaction of $173.1 million was outstanding since January 1, 2012 at rates of 5.0% and 4.0%, respectively, based on the initial borrowing rates at close of the respective transactions.

(f) Under the two-class method, net income related to declared distributions on current period earnings are first allocated to their respective classes of equity and the remaining earnings are then allocated based on ownership. Adjustments to allocation of net income do not assume any change in the historical amount of distributions declared in either the amount or the units receiving distributions. The remaining amount of pro forma net income has been allocated, after reduction for the allocation of historical distributions declared, based on the pro forma class and number of units outstanding after the transaction.

The following table shows distributions declared and paid (in thousands, except for per unit amounts):

Quarter Ended				SemGroup
	Record Date	Payment Date	Distribution per Unit	General Partner	Incentive Distri- butions	Common Units	Subord- inated Units	Common Units- Public	Total Distributions
December 31, 2011	February 3, 2012	February 13, 2012	$0.0670	$23	$—	$93	$561	$470	$1,147
March 31, 2012	May 7, 2012	May 15, 2012	$0.3725	$128	$—	$517	$3,125	$2,607	$6,377
June 30, 2012	August 6, 2012	August 14, 2012	$0.3825	$131	$—	$532	$3,209	$2,678	$6,550
September 30, 2012	November 5, 2012	November 14, 2012	$0.3925	$134	$—	$545	$3,294	$2,748	$6,721
December 31, 2012	February 4, 2013	February 14, 2013	$0.4025	$167	$—	$1,163	$3,377	$3,624	$8,331
March 31, 2013	May 6, 2013	May 15, 2013	$0.4300	$179	$41	$1,242	$3,607	$3,872	$8,941
June 30, 2013	August 5, 2013	August 14, 2013	$0.4400	$183	$72	$1,271	$3,692	$3,962	$9,180
September 30, 2013	November 5, 2013	November 14, 2013	$0.4500	$232	$127	$1,301	$3,775	$6,189	$11,624

(g) Adjustment reflects the impact to the weighted average number of shares outstanding for basic and diluted earnings per unit based on the number of common limited partner and Class A units issued in connection with the transactions. The adjustment for the year ended December 31, 2012 includes the units issued in connection with the December 13, 2013 transaction, as detailed above, and includes 3.5 million common units and 1.25 million Class A units issued in connection with the January 11, 2013 transaction.

(h) Represents adjustments to consolidated SemCrude Pipeline, L.L.C. for the year ended December 31, 2012 and reflect a one-third noncontrolling interest for the ownership retained by SemGroup. The year ended December 31, 2012 includes a $3.5 million gain on disposal. The gain represents the receipt of additional proceeds in 2012 related to the September 2010 disposal of a portion of the SemCrude Pipeline, L.L.C. equity interest in White Cliffs Pipeline, L.L.C.